EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of SanDisk Corporation:

1)	Registration Statement (Form S-3 No. 333-157078),

2)
Registration Statement (Form S-8 No. 333-176217) pertaining to the 2005 Stock Incentive Plan, the 2005 Employee Stock Purchase Plan and the 2005 International Employee Stock Purchase Plan of SanDisk Corporation,

3)	Registration Statement (Form S-8 No. 333-174633) pertaining to the Pliant Technology, Inc. 2007 Stock Plan,

4)	Registration Statement (Form S-8 No. 333-159710) pertaining to the 2005 Incentive Plan of SanDisk Corporation,

5)
Registration Statement (Form S-8 No. 333-138978) pertaining to the msystems Ltd. 2003 Stock Option and Restricted Stock Incentive Plan and the msystems Ltd. Section 102 Stock Option/Stock Purchase and the Stock Option Plans,

6)	Registration Statement (Form S-8 No. 333-136491) pertaining to the 2005 Incentive Plan of SanDisk Corporation,

7)
Registration Statement (Form S-8 No. 333-131097) pertaining to the Rhombus, Inc. 1998 Long Term Equity Incentive Plan, the Matrix Semiconductor, Inc. 1999 Stock Plan and the Matrix Semiconductor, Inc. 2005 Stock Incentive Plan,

8)
Registration Statement (Form S-8 No. 333-126157) pertaining to the 2005 Stock Incentive Plan, the 2005 Employee Stock Purchase Plan and the 2005 International Employee Stock Purchase Plan of SanDisk Corporation,

9)
Registration Statement (Form S-8 No. 333-112139) pertaining to the 1995 Stock Option Plan, the Employee Stock Purchase Plan, the International Employee Stock Purchase Plan and the 1995 Non-Employee Directors Stock Option Plan of SanDisk Corporation,

10)
Registration Statement (Form S-8 No. 333-109186) pertaining to the 1995 Stock Option Plan, the Employee Stock Purchase Plan, the International Employee Stock Purchase Plan and the 1995 Non-Employee Directors Stock Option Plan of SanDisk Corporation,

11)
Registration Statement (Form S-8 No. 333-85320) pertaining to the 1995 Stock Option Plan, Employee Stock Purchase Plan, the International Employee Stock Purchase Plan and the 1995 Non-Employee Directors Stock Option Plan of SanDisk Corporation,

12)	Registration Statement (Form S-8 No. 333-83193) pertaining to the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan and the Employee Stock Purchase Plan of SanDisk Corporation,

13)	Registration Statement (Form S-8 No. 333-63076) pertaining to the Special Stock Option Plan of SanDisk Corporation,

14)	Registration Statement (Form S-8 No. 333-32039) pertaining to the 1995 Stock Option Plan, the 1995 Non-Employee Directors Stock Option Plan and the Employee Stock Purchase Plan of SanDisk Corporation,

15)	Registration Statement (Form S-8 No. 333-179644) pertaining to the Amended and Restated 2011 Equity Plan of FlashSoft Corporation,

16)	Registration Statement (Form S-8 No. 333-189613) pertaining to the 2013 Incentive Plan of SanDisk Corporation,

17)	Registration Statement (Form S-8 No. 333-191804) pertaining to the SMART Storage Systems (Global Holdings), Inc. 2011 Share Incentive Plan, and

18)
Registration Statement (Form S-8 No. 333-197581) pertaining to the Fusion-io, Inc. 2008 Stock Incentive Plan, the Fusion-io, Inc. 2010 Executive Stock Incentive Plan, the Fusion-io, Inc. 2011 Equity Incentive Plan, the Fusion-io, Inc. Non-Plan Stock Option Agreements, the IO Turbine, Inc. 2009 Equity Incentive Plan and the NexGen Storage, Inc. 2010 Equity Incentive Plan;

of our reports dated February 12, 2016, with respect to the consolidated financial statements of SanDisk Corporation and the effectiveness of internal control over financial reporting of SanDisk Corporation included in this Annual Report (Form 10-K) of SanDisk Corporation for the year ended January 3, 2016.

/s/ Ernst & Young LLP

San Jose, California
February 12, 2016